Exhibit 99.1

  GREAT WESTERN LAND AND RECREATION APPOINTS DANIEL J. REGAN VICE PRESIDENT AND
    CHIEF FINANCIAL OFFICER; APPLIES FOR EXTENSION OF 10-QSB FILING DEADLINE

    SCOTTSDALE, Ariz., Aug. 15 /PRNewswire-FirstCall/ -- Great Western Land and Recreation (OTC Bulletin Board: GWES) announced today that Daniel J. Regan, CPA, has joined the company as Vice President and Chief Financial Officer. He will be in overall charge of Great Western's accounting and financial reporting functions and will report to Jay N. Torok, Chairman and CEO.

    Before joining Great Western, Regan, 60, was a Principal of Executive/Financial Management Services, a firm that provides financial management services, training and management expertise to companies in a variety of industries as well as other functions. Prior to his tenure there, he was president and CEO of a Wisconsin printing company, from 1986 to 1990. In that capacity he was instrumental in doubling that company's sales and workforce.

    "Dan Regan brings to Great Western extensive background in finance and accounting as well as considerable experience in operating roles. These skills make him an excellent fit for Great Western as we embark upon a number of new projects and accelerate our growth. We look forward to benefiting from his expertise," said Torok.

    Regan holds a degree in accounting from Chicago State University and is a Certified Public Accountant. Mr. Regan received his public accounting experience with PriceWaterhouse Coopers. He resides in Scottsdale, Arizona.

    Great Western also announced it has applied for an extension of the deadline for filing its quarterly report with the Securities and Exchange Commission on Form 10-QSB for its fiscal third quarter ended June 30, 2005. The Company now expects to file its form 10-QSB on or before August 22, 2005.

    "Since Dan Regan has assumed responsibility for our financial reporting, we felt it was appropriate to include his input in the analysis of certain accounting matters necessary to prepare the Form 10-QSB and to have him review our financial results for the June 30 quarter before filing our report with the SEC," said Torok.

    Great Western Land & Recreation, Inc. acquires, develops, markets, sells and finances single family, multi-family and recreational property in the southwestern United States. Great Western has recently completed several projects and is launching additional major residential and mixed-use developments in two of the nation's fastest growing major metropolitan areas:
Houston and Phoenix. Great Western's common stock is quoted on the Over-The-Counter Bulletin Board under ticker symbol GWES. Additional information is available at http://www.gwland.com or http://www.tirc.com/invest/Great_Western .

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    This news release may contain certain statements that constitute "forward-
looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "may," "believes," "plans," "will," "anticipates," "estimates," "expects," or "intends" or by discussions of strategy, plans or intentions. All forward-looking statements in this news release, including statements regarding sales, new projects and financing of capital expenditures, are made based on the company's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions, competitive factors, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, the availability of qualified third-party contractors, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, the company's ability to locate new projects and to finance the acquisition and development of these projects on acceptable terms, changes in interest rates, the unpredictability of the timing of real estate sales and the cost of land, materials and labor. Additional information is included in the company's filings with the Securities and Exchange Commission, and can be found at http://www.sec.gov/edgar. Great Western Land and Recreation assumes no obligation to update any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of this news release.

SOURCE  Great Western Land and Recreation, Inc.
    -0-                             08/15/2005
    /CONTACT: Jay N. Torok, Chairman and CEO of Great Western Land and Recreation, +1-480-949-6007; or Mike Arneth or Brien Gately, both of The Investor Relations Co., both at +1-847-296-4200/
    /Web site: http://www.gwland.com
               http://www.tirc.com/invest/Great_Western /